July 2, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Labor Smart Inc. on Form S-8 of our audit report dated February 23, 2012 relating to the referenced S-1/A filed on March 14, 2012, which appears in such Registration Statement.

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC

Henderson, NV

July 2, 2012